Exhibit 99(m)


                                Office of the              Bureau du
                                Auditor General            verificateur general




                       New Brunswick
                   Nouveau






                          CONSENT OF AUDITOR GENERAL


I hereby consent to the inclusion of the report of the Auditor General on the financial statements of the Province of New Brunswick for the fiscal year ended 31 March 2002 as Exhibit (l) to Amendment No. 3 to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended March 31, 2001, and to the incorporation by reference of such report in the Registration Statement No. 333-96779 of the Province of New Brunswick.


Fredericton, New Brunswick                            /s/ Daryl C. Wilson
11 October 2002                                       Daryl C. Wilson, FCA
                                                      Auditor General








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